Exhibit 23.1

 Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
BofI Holding, Inc.
San Diego, CA
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated August 28, 2014, relating to the consolidated financial statements, the effectiveness of BofI Holding, Inc.’s internal control over financial reporting, and schedules of BofI Holding, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2014.

/s/ BDO USA LLP
San Diego, California
October 29, 2014